                                                                   EXHIBIT 10.30




                                   SUB-LEASE

                                   AGREEMENT

                                    BETWEEN

                         FIRST EQUITY DEVELOPMENT, INC.

                                      AND

                         FIRST AVIATION SERVICES, INC.

                              SUB-LEASE AGREEMENT
                                    BETWEEN
                         FIRST EQUITY DEVELOPMENT, INC.
                                      AND
                         FIRST AVIATION SERVICES, INC.

                               TABLE OF CONTENTS

         Paragraph                                                         Page
              1              Reference Data                                  1
              2              Premises
              3              Use
              4              Term                                            4
              5              Rent                                            5
              4(a)           Fixed Rent                                      5
              4(b)           Additional Rent                                 5
              5              Taxes
              5              Operating Expenses                              6
              6              Maintenance and Repair                          9
              8              Occupancy                                      10
              9                                                             10
             10              Signs                                          11

              11             Repairs, Alterations and Maintenance                    11
              15             Insurance                                               16
              16             Damage or Destruction of Premises                       17
              17             Eminent Domain                                          18
              18             Default by Tenant                                       19
              22             Attornment                                              22
              24             Holdover                                                23
              25             Certificates                                            23
              26             Landlord's Right of Access to Demised
                             Premises                                                23
              27             Additional Rights Reserved to Landlord                  24
              28             Safe Environment                                        26
              29             Notice                                                  27
              30             Quiet Enjoyment                                         27
              31             Waiver of Liability                                     27
              32             No Representations                                      28
              33             Occupancy                                               28
              34             Successors and Assigns                                  28
              35             Entire Agreement                                        28
              36             Invalidation of Particular Provisions                   28
              37             Notice of Lease                                         28

                                   SUB-LEASE

         This sub-lease is made as of December 13, 1996 between First Equity Development, Inc. , a Connecticut Corporation with offices at One Omega Drive, Stamford, CT. ,("Tenant") and First Aviation Services, Inc., a Delaware Corporation with offices at One Omega Drive, Stamford, CT. ("Sub-lessee"). This sub-lease is in accordance with the lease dated October 24, 1996 between William Leonard Gault and Julia Gault Sterling, ("Landlord"), and First Equity Development, Inc. ("Primary Lease"). Tenant and sub-lessee agree to the terms and conditions set forth in this sub-lease.

1        DEMISED PREMISES:        The 2,000 square feet of the tenant's usable
space located at 15 Riverside Avenue, Westport, CT. as shown on Exhibit B attached hereto (hereinafter referred to as "Demised Premises" or "Sub-leased Premises").

2.       TERM:   The term of this sub-lease shall commence on the date that the
Tenant's lease with Landlord commences according to the terms of the Primary Lease Agreement. The term of the sub-lease shall be ten years from the commencement date. The first year of the sub-lease shall be the twelve month period beginning on the commencement date. The sub-lessee shall have the option to renew the lease for two additional successive five year periods beyond the term of this sub-lease.

3.       ACCELERATION OF TERM:    Notwithstanding paragraph 2, this sub-lease
shall be cancelable six months after either party, sub-lessee or Tenant, provides notice (the cancellation notice) to the other. The Sub-lessee agrees to continue to make timely payments of rents, as per paragraph 4 and its prorate share of expenses as per paragraph 5 during the six month period following the issuance by either party of the cancellation notice.

4.       RENT (A):        Sub-lessee agrees to pay rent to Tenant as follows:

                                           Years        Per Gross Square Foot
         Annual Fixed Rent:                1,2 and 3             $25.00
                                           4 and 5               $27.50
                                           6 and 7               $28.50
                                           8 and 9               $29.50
                                           10                    $31.50

The above rent shall be payable in monthly installments in advance on the first day of each month during the term of the sub-lease, prorated for any partial month.

Security Deposit (b). Upon commencement of the lease, Sub-lessee will pay Tenant a sum equal to one months' rent as a security deposit. The Sub-lessee will increase the security deposit annually, including any optional period, so that it remains a sum equal to one month of the new rent. The sum will be held by Tenant as security for full performance by Sub-lessee the agreements in the lease to be performed by him. The interest on such security deposit shall be retained by Tenant. The security deposit without interest shall be returned to Sub-lessee after termination of the lease provided Sub-lessee has complied with all its items.

PAST DUE ANNUAL FIXED RENT (C) If sub-lessee fails to pay any Rent before the sixth day after such Rent is due, sub-lessee agrees to pay as Additional Rent for each day after the sixth day that the Rent remains unpaid a late charge which shall be the greater of (1) $50.00 per day or (2) 5% of the amount of such unpaid Rent divided by 30. Sub-lessee agrees that such amounts are not a penalty, but are a reasonable amount to reimburse Tenant for the loss of the use of the money and the additional administrative costs resulting from late payments.

5.       TAXES, OPERATING EXPENSES AND UTILITIES

         (a) DEFINITIONS. As used in this Sub-lease the following definitions shall apply:
                 (i) "Real Estate Taxes" shall mean the total amount of all taxes, charges and assessments levied or assessed against the Building and any personal property of Landlord or Tenant used in the operation of the Building, including, without limitation, real property taxes, assessments, water and water assessments, sewer rentals, rates, taxes and charges, and any other governmental charge, general, special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever which may at any time prior or during the term of this Sub-lease become due and payable, or be levied, assessed or imposed by any authority having power to do so, on, against or with respect to the Building and any appurtenance thereof, but excluding, however, any tax, levy or assessment against any income of Landlord or tenant, and any income, franchise, transfer, inheritance and capital stock taxes of Landlord or tenant. The said exclusions notwithstanding, Real Estate Taxes shall include any tax, charge or other imposition levied by the State of Connecticut or political subdivision thereof against Landlord's or Tenant's interest in this Sub-Lease or the rents (whether gross or net) derived from this Sub-Lease, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties hereto as of the date of this Sub-Lease.

                 (ii) " Operating Expenses and Utilities" shall mean costs, actual and accrued, incurred in connection with the management, use, operation, maintenance, repair, preservation and protection of the Building and adjacent areas, including, without limitation, (1) cost of electricity, air conditioning, ventilating, heating, mechanical, security protection and elevator systems and all other utilities; (2) cost of water, supplies and equipment, and maintenance, security and service contracts; (3) cost of repairs, general maintenance, and cleaning; (4) cost of fire, extended coverage, boiler, sprinklers, public liability, property damage, rent, umbrella coverage, and other insurance; (5) wages, salaries, accident insurance, and retirement, medical and other employee benefits and other labor costs; (6) fees, charges, and other costs including management fees, consultant fees, legal fees, and accounting fees of all independent contractors engaged by Landlord or Tenant or reasonably charged by Landlord or Tenant to perform services in connection with the operation of the Building; (7) cost of maintaining Common Areas, public areas, lobbies, parking areas, and similar areas adjacent to the Building; (8) amortized costs of improvements to the Building or the real property on which the

Building is located which are required by governmental law or regulation; and
(9) such other items as are customarily included in the cost of managing, operating, and maintaining the Building in accordance with accepted accounting or management principles or practice, including any charges incurred by Landlord or Tenant for the engagement of a management firm or company for the provision of such services. Notwithstanding anything to the contrary herein contained, the term Operating Costs shall not include the cost of leasehold improvements made for tenants or sub-lessee of the Building or made in order to prepare space for occupancy by a new tenant or sub-lessee; the cost of capital improvements (other than as stated above); debt service; or the cost of any special services, goods or materials provided to any tenant or sub-lessee.

                 (iii) "Computation Year" shall mean each calendar year in which occurs any part of the term of this Sub-lease.

                 (iv) "Base Year Costs" shall mean the Operating Expenses attributable to the Demised Premises during the first calendar year in which occurs the term.

         (b) SUB-LESSEE'S SHARE OF OPERATING EXPENSES AND REAL ESTATE TAXES. Sub-lessee shall pay to Tenant, Sub-lessee's Share of Operating Expenses and Real Estate Taxes (hereinafter referred to collectively as "Operating Expenses") at the times and in the manner provided below:

                 (i) Sub-lessee's Share of Operating Expenses for the first year will be a pro-rata amount for the budget included at Schedule (see Gault Lease). Commencing with the second year of the term of the sub-lease, the sub-lessee shall pay it's proportionate share of any increases over the previous year.

                 (ii) At the beginning of each Computation Year, Tenant shall deliver to Sub-lessee an estimate of the amount to be paid by Sub-lessee on it's Share of the Operating Costs for the appropriate Computation Year, and without further notice Sub-lessee shall pay to Tenant, simultaneously with Sub-lessee 's Monthly Fixed Rent during such Computation Year, monthly installments of one-twelfth of such estimate.

                 (iii) The Sub-lessee's proportionate share of any increase in operating expense, shall be payable in 12 equal monthly installments together with the monthly rental. Tenant shall supply to Sub-lessee a detailed computation and itemized statement as furnished by the Landlord.

6.  OCCUPANCY OF DEMISED PREMISES.

         Sub-lessee 's occupancy of all or part of the Demised Premises shall be conclusive evidence that Sub-lessee accepts possession of the Demised Premises in an "as is" condition, and that the Demised Premises is complete and finished in every material respect. Sub-lessee relies on no warranties or representations express or implied of Tenant or any agent or other party associated with Tenant as to the nature, condition, repair or specific area of the Demised Premises or the Building, except as otherwise expressly provided in this Sub-Lease.

7.  USE OF DEMISED PREMISES.

         Sub-lessee shall use the Demised Premises for the conduct of Sub-lessee 's business and for no other use or purpose without the prior written consent of Tenant.

8. SUB-LESSEE 'S OPERATION OF BUSINESS.

         (a) Sub-lessee shall use the Sub-Leased Premises solely for the purpose set forth in Paragraph 7 as stated above.

         (b) Sub-lessee shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers which shall impose any violation order or duty with respect to the Sub-Leased Premises or the use or occupation thereof.

         (c) Sub-lessee agrees that it shall not at any time during the Sub-Lease do or permit to be done any act or practice which may tend to injure or damage the Demised Premises or the Building.

         (d) Sub-lessee shall not use or knowingly permit any part of the Leased Premises to be used for any unlawful purpose; nor shall the Sub-lessee use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done in or on the Leased Premises, in a manner which will knowingly violate any certificate of occupancy affecting the Leased Premises; or to make void or voidable any insurable then in force with respect thereto, or which will make it impossible or uneconomical to obtain fire or other insurance required to be furnished by the Landlord or the Tenant; or which will cause or be likely to cause roof or structural damage to the Building or any part thereof; or which will constitute a public or private nuisance; or which will violate any laws or regulations of any governmental authority.

9.  Not used

10.  SIGNS.

         Sub-lessee shall have the right at its expense, in conformity with all applicable laws, ordinances and municipal regulations, and subject to the prior written consent of Landlord, and Tenant to install interior signs in the Leased Premises. All associated costs shall be borne by sub-lessee.

11.  REPAIRS, ALTERATIONS AND MAINTENANCE.

         (a) CARE OF DEMISED PREMISES. Sub-lessee, at its expense, shall take proper and reasonable care of the Demised Premises, including all Building equipment and systems, partitions, carpets, drapes, ceilings, lights, doors, and other interior finish items. Sub-lessee shall maintain all such interior finish items as necessary to preserve them in reasonably good order, condition and appearance.

         (b) SUB-LESSEE 'S REPAIRS. Sub-lessee shall make and be responsible for all repairs, as and when needed, to preserve the Demised Premises and the Building (except as provided for as Landlord's responsibility in the Primary Lease), including Building equipment and systems and Sub-lessee 's property and fixtures, in good working order and condition, if the need for which arises out of or results from (1) the performance or existence of any alteration of or modification to the Demised Premises made by Sub-lessee, (2) the installation, use, or operation of Sub-lessee 's property or fixtures, (3) the moving of Sub-lessee 's property or fixtures in or out of the Building or in and about the Demised Premises, or (4) the acts, omission, negligence or misuse by Sub-lessee, those holding under Sub-lessee or Sub-lessee 's employees, agents, invitees, or licensees, or their use or occupancy or manner of use or occupancy of the Demised Premises. All repairs shall conform to the provisions of Paragraph 11(d) and shall be at least equal in quality and class to the standards then applicable for the Building as established by Landlord and Tenant. If Sub-lessee fails after ten days notice by Landlord or Tenant to proceed with due diligence to make repairs required to be made by Sub-lessee (except in an emergency, wherein Landlord or Tenant may proceed immediately if Sub-lessee does not immediately proceed to repair) the same may be made by Landlord or Tenant at the expense of Sub-lessee, and the reasonable expenses of repairs incurred by Landlord or Tenant shall be reimbursed immediately as Additional Rent after submission of a bill or statement for the repairs.

          (c) TENANT'S ALTERATIONS.

                 (i) Provided Sub-lessee has secured the prior written consent of Landlord and Tenant, and subject to the provisions of Paragraph 11(e), Sub-lessee may, at Sub-lessee 's expense, make installations and other alterations to the Demised Premises which are non- structural and which do not affect utility services or plumbing and electrical lines in or to the interior of the Demised Premises, by using contractors first approved by Landlord and Tenant. Sub-lessee shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, both before initiating and upon completing the installations and other alterations, as applicable, and Sub-lessee shall deliver promptly duplicates of all such permits, approvals, and certificates to Landlord and Tenant. Sub- lessee agrees to carry or will cause Sub-lessee 's contractors and subcontractors to carry such workmen's compensation, general liability, and personal and property damage insurance as Landlord may reasonably require. Certificates evidencing such insurance coverage shall be delivered to Landlord and Tenant prior to commencing any such installations or alterations. Any increase in any taxes as a result of such installations and other alterations by Sub-lessee shall be paid entirely by Sub-lessee.

                 (ii) All fixtures and all paneling, partitions, and like installations and other alterations made in the Demised Premises at any time, either by Sub-lessee or by Landlord or Tenant on Sub-lessee 's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises, except as provided in this subparagraph and subparagraph (iii) of this Paragraph 11 (d). With respect to improvements made without Tenant's consent, Tenant shall have the right, by notice to Sub-lessee no later than 20 days prior to the end of the Term, to elect to have the improvements removed by Sub-lessee, and Sub-lessee shall remove the improvements and repair and restore the Demised Premises prior to the end of the Term, at Sub-lessee 's expense.

                 (iii) Nothing in this paragraph shall be construed to give Landlord or Tenant title to or to prevent Sub-lessee 's removal of trade fixtures or movable office furniture and equipment, but upon removal of any such equipment and fixtures from the Demised Premises or upon removal of other installations as may be required by Landlord or Tenant, Sub-lessee shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation, ordinary wear and tear excepted, and Sub-lessee shall repair any damage to the Demised Premises or the Building due to such removal.

         (e) MECHANIC'S LIENS. Sub-lessee shall keep the title to the Building free and clear of any lien or encumbrance in respect of any work ordered by Sub-lessee in the Demised Premises. Sub-lessee shall indemnify and hold Tenant and Landlord harmless against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Sub-lessee shall immediately notify Tenant and Landlord of any such lien, claim of lien, or other action of which it has or reasonably should have knowledge and which affects the title to the Building and shall fully bond or at Landlord's or Tenant's request cause the same to be removed within five days (or such additional time as Landlord or Tenant may consent to in writing), failing which Landlord or Tenant may take such action as Landlord or Tenant deems reasonably necessary to remove the same, and the entire cost of removal shall be immediately due and payable by Sub-lessee to Landlord or tenant. Such amount together with interest thereon at the rate of 1-1/2% per month from the date Landlord or Tenant makes such payment shall be payable as Additional Rent. At least five days prior to the commencement of any work by Sub-lessee on the Building, Sub-lessee shall notify Landlord and Tenant of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work.

12. Not used

13. Not used

14.  INDEMNIFICATION BY SUB-LESSEE.

         (a) Sub-lessee shall indemnify Tenant and Landlord (and such other persons who are in privity of estate with Tenant and Landlord) and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon, at or about the Leased Premises from or out of the occupancy or use by Sub-lessee of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Sub-lessee, its agents, contractors, employees, lessees or concessionaires. In case Landlord or Tenant (and such other persons who are in privity of estate with Landlord or Tenant) shall, without fault on its part, be made a party to any litigation commenced by or against Sub-lessee, then Sub-lessee agrees to protect and hold Tenant and Landlord harmless. Sub-lessee agrees also to pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Tenant and Landlord in enforcing the covenants and agreements in this Lease, provided Tenant and Landlord shall prevail in such enforcement proceeding.

         (b) Sub-lessee shall store its property in and shall occupy and operate in the Leased Premises and all other portions of the Demised Premises at its own risk, and hereby releases Tenant and Landlord, its agents and employees from any claims for damages or injury to the full extent permitted by law.

15.  INSURANCE.

         (a) Sub-lessee shall at all times during the Sub-Lease Term obtain and maintain in force at Sub-lessee 's sole cost and expense for the mutual benefit of a comprehensive liability insurance policy with limits not less than $3,000,000 per occurrence for combined bodily injury and not less than $250,000 for property damage liability. Tenant shall be included as an additional insured. Sub-Lessee will furnish to Tenant, upon Tenant's request, a Certificate of Insurance issued by such insurer certifying the existence of said insurance and coverage with an obligation by the insurer that no termination shall occur unless Tenant has been given by the insurer thirty (30) days prior written notice. Sub-lessee also shall at all times during the Sub-Lease Term maintain all workmen's compensation and disability benefits insurance required by law and provide Tenant with satisfactory evidence of the existence of such coverage.

         (b) Tenant shall at all times during the Lease Term carry fire and extended coverage insurance, and insurance against such other risks as Tenant considers appropriate, including the leasehold improvements, but excluding Sub-lessee 's merchandise, trade fixtures, furnishings, equipment and personal property (collectively " Sub-lessee 's Property"). Sub-lessee shall be liable for its proportionate share of the costs of such insurance which shall be collectible as an item of Additional Rent as set forth in Paragraph 4(b) hereof. Sub-lessee shall at its own expense carry fire and extended coverage insurance on Sub-lessee 's Property.

16.  DAMAGE OR DESTRUCTION OF PREMISES.

         (a) The parties agree that if the Sub-Leased Premises are partially or totally destroyed or damaged by fire or other hazard, Tenant may repair and restore the Sub-Leased Premises, as soon as it is reasonably practicable, to substantially the same condition in which the Sub- Leased Premises were before such damage; provided however that Tenant shall not be obligated to repair or restore the Sub-Leased Premises and at its option, may terminate this Lease by giving written notice to that effect to Sub-lessee within sixty days after such damage or destruction, if the estimated cost of said repairs and restorations to the Building is in excess of $500,000.

         (b) Tenant shall not be required to repair or restore any damage caused by an act or omission of Sub-lessee, its agents, employees, customers, contractors, or licensees unless Tenant has received insurance proceeds in an amount sufficient to rebuild and restore the Sub- Leased Premises (notwithstanding said act or omission of Sub-lessee, its agent, employee, customer, contractor or licensee) and so long as Sub- Lessee pays Tenant the amount of any deductible within Tenant's insurance coverage.





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
         (c) The Rent shall be abated proportionately during any period in which by reason of any such damage or destruction (according to the extent which the Sub-lessee is unable to conduct its business), there is substantial interference with the operation of the business of Sub- Lessee in the Sub-Leased Premises, and such abatement shall continue for the period commencing with such destruction or damage and ending with the substantial completion by Tenant of such work or repair as Tenant undertakes to do.

         (d) If repairs of the destruction or damage of the Sub-Leased Premises by fire or other hazard have not been substantially completed by Tenant within ninety (90) days after the date on which Tenant shall receive insurance proceeds therefore, or one hundred eighty (180) days from the date of said damage or destruction, whichever shall first occur, this Sub-Lease may be terminated by the Tenant or Sub lessee so long as either party gives the other not less than ninety (90) days written notice, which must be given within ten
(10) days of the expiration of such period.

17.  EMINENT DOMAIN.

         If any part of the Building in which the Demised Premises is located or any of the parking areas is taken by eminent domain, this sub- lease shall be deemed terminated.

18.  DEFAULT BY SUB-LESSEE.

         This Sub-Lease is subject to the limitation that if, at any time, any one or more of the following events (herein called an "event of default") shall occur, then Tenant in addition to the other rights and remedies it may have, shall have the right to immediately declare this Sub-Lease terminated and all of the right, title and interest of the Sub-lessee hereunder shall wholly cease and expire upon receipt by Sub- lessee of a Notice of Termination from Tenant. Sub-lessee shall then quit and surrender the Sub-Leased Premises to Tenant but Sub-lessee shall remain liable to Tenant as hereinafter provided. The events of default are:

         (a) Violation of any portion of the Safe Environment provision as set forth in Paragraph 28.

         (b) If Sub-lessee shall make an assignment of all or a substantial portion of its assets for the benefit of creditors; or

         (c) If the leasehold estate hereby created in Sub-lessee shall be taken by attachment, execution or by other process of law; or

         (d) If any petition shall be filed against Sub-lessee in any Court, whether or not pursuant to any statute of United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and Sub-lessee shall thereafter be adjudicated bankrupt, or such petition shall be approved by the Court, or the Court shall assume jurisdiction of the subject matter and if such proceedings shall not be dismissed within ninety (90) days after the institution of the same, or if any petition shall be so filed by Sub- lessee; or

         (e) If, in any proceedings, a receiver or trustee shall be appointed for Sub-lessee 's property and such receivership or trusteeship shall not be vacated or set aside within ninety (90) days after the appointment of such receiver or trustee; or

         (f) If Sub-lessee shall fail to pay any installment of the Annual Rental or Additional Rent or any part thereof when the same shall become due and payable and such failure shall continue for ten (10) days after the date due; or

         (g) If Sub-lessee shall fail to pay any other charge required to be paid by Sub-lessee hereunder, and such failure shall continue for ten (10) days after mailing of written notice thereof from Tenant to Sub-lessee; or

         (h) If Sub-lessee shall fail to perform or observe any other requirement or condition of this Sub-Lease Agreement on the part of Sub- lessee to be performed or observed and such failure shall continue for twenty (20) days after mailing of written notice thereof from Tenant to Sub-lessee.

19. Not used

20.  SUBLEASE.

         (a) Sub-lessee shall not assign, mortgage, pledge or hypothecate its leasehold interest or any part thereof, whether by operation of law or otherwise. Sub-lessee may not sublease the Premises, or any portion thereof.

21. Not used

22. Not used

23. Not used

24.  HOLDOVER.

         Should Sub-lessee continue to occupy the Sub-Leased Premises after the expiration of this Sub-Lease, or after a forfeiture, whether with or against the consent of Tenant, such tenancy shall be from month to month.

25. Not used

26. Not used

27.  ADDITIONAL RIGHTS RESERVED TO TENANT AND/OR LANDLORD.

         Tenant shall have the following additional rights exercisable without notice and without liability to Sub-lessee for damage or injury to property, person or business, all claims for damage being hereby released, and without effecting an eviction or disturbance of Sub-lessee's use or possession or giving rise to any claim for setoffs, or abatement of Rent:

         (a) To make such changes in the Building, including the Building equipment and systems, as well as to change the arrangement and/or location of the cafeteria, conference facility, mechanical rooms, public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, parking areas or other parts of the Building as Tenant may deem necessary or desirable, and to change the name, number or designation by which the Building may be known; provided that (i) Tenant or Landlord will repair any structural damage caused to the Demised Premises, and (ii) any such changes shall not unreasonably deprive Sub-lessee of a reasonable means of access to the Demised Premises or interfere with the use of the Demised Premises for an unreasonable length of time.

         (b) To require all persons entering or leaving the Building during such hours as Landlord or Tenant may from time to time reasonably determine to identify themselves to a watchman by registration or otherwise and to establish their right to enter or leave Building.

         (c) To approve the weight, size and location of safes, computers and other heavy articles in and about the Demised Premises and the Building. Such approval not to be unreasonably withheld.

         (d) To do or permit to be done any work in or about the Demised Premises or the Building or any adjacent or nearby building, street, parking area, land or alley.

         (e) To grant to anyone the exclusive right to conduct any business or render any services in the Building provided such exclusive right shall not operate to exclude Sub-lessee Tenant from the use expressly permitted by Paragraphs 7 or 8.

         (f) To close the Building at any such reasonable times after Normal Business Hours as Landlord or Tenant may determine, subject, however, to Sub-lessee right to admittance under such rules and regulations as shall be prescribed from time to time by Tenant.

         (g) To install, operate, maintain, and employ any security devices, systems and services in the Building and to include in the Operating Costs of the Building the Cost of installing, employing, operating, and maintaining such devices, services and systems.

         (h) To change the name or street address of the Building.

         (i) To install and maintain a sign or signs on the interior or exterior of the Building.

         (j) To have access for the Tenant, Landlord and other tenants of the Building to any mail chutes located on the Demised Premises according to the rules of the United States Post Office.

         (k) To retain at all times pass keys and security or alarm system access cards, keys or codes to or for the Demised Premises.





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
         (l) To exhibit the Demised Premises to others and to display "For Rent" signs on the Demised Premises.

         (m) To take any and all measures, including inspections, repairs, alterations, decoration, additions and improvements to the Demised Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Demised Premises or the Building or the Landlord's interests, or as may be necessary or desirable in the operation of the Building.

         (n) The Landlord or Tenant may enter upon the Demised Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Sub-lessee's use or possession and without being liable in any manner to the Sub-lessee's and without abatement of rent or affecting any of the Sub-lessee's obligations hereunder.

         (o) Should any mortgage require a modification or modifications of this Sub-Lease, which modification or modifications will not bring about any increased cost or expense to Sub-lessee or in any other way substantially change the rights and obligations of Sub-lessee hereunder, then and in such event, Sub-lessee agrees that this Sub-Lease will be so modified.

         (p) The Landlord's and Tenant's title or interest is and always shall be paramount to the interest of the Sub-lessee, and nothing herein contained shall empower the Sub-lessee to do any act which can, shall or may encumber such title or interest.

         (q) Upon prior notice to Sub-lessee, to perform any act, obligation or other commitment reasonably required of or by Sub-lessee which Sub-lessee has not performed for any reason whatsoever, and to charge Sub-lessee as Additional Rent all reasonable costs and expenses incurred by Landlord or Tenant for such performances.

28.  SAFE ENVIRONMENT.

         It is essential that all employees of Sub-lessee conduct themselves in a manner that would not impact their safety or the safety of others or cause damage to the building or grounds. Accordingly, Sub-lessee is responsible for ensuring its employees, agents, invitees, licensees:

o        o       Adhere to rules regarding driving patterns, including but not limited to, speed limits and one-way passageways.

         o Notify Tenant when contractors have been employed by Sub-lessee for use on the site.

         o Notify Tenant of any situation that may endanger or cause harm to employees of the Building.

Sub-lessee warrants and covenants to use best efforts to ensure compliance by all of its employees and will take immediate corrective action if notified of a breach by Tenant.





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
29.  NOTICE.

         Any notice, demand or request required or agreed to be given under this Sub-Lease Agreement by either party shall be sufficiently given when mailed by certified mail, return receipt requested, addressed to the party to be notified as follows:

         TO TENANT:
                 First Equity Development, Inc.
                 15 Riverside Avenue
                 Westport, CT  06880

                 with an informational copy to:
         TO SUB-LESSEE

                 First Aviation Services, Inc.
                 15 Riverside Avenue
                 Westport, CT  06880

or such other address as either party may have furnished to the other in writing in accordance herewith, except that the notices of changes in address shall be effective only upon receipt.

30.  QUIET ENJOYMENT.

         Tenant covenants that upon Sub-lessee performing and observing all of Sub-lessee 's obligations under the Sub-Lease Agreement, Sub- lessee may quietly enjoy the Sub-Leased Premises for the Sub-Lease Term.

31.  WAIVER OF LIABILITY.

         Anything in this Sub-Lease Agreement to the contrary notwithstanding, Sub-lessee agrees that it shall look solely to the estate and property of the Tenant in the Demised Premises (subject to prior rights of any mortgagees of the premises) for the collection of any judgment (or other judicial process) requiring the payment of money by Tenant in the event of any default or breach by Tenant with respect to any of the terms, covenants and conditions of this Sub-Lease Agreement, and no other assets of Tenant or any partner, principal or investor shall be subject to levy, execution, attachment or other procedure for the satisfaction of the Sub-lessee 's remedies.

32.  NO REPRESENTATIONS.

         Neither Tenant nor Tenant's agents has made any representation, warranty or promise with respect to the Sub-Lease Premises or the Building in which they are a part except as herein expressly set forth.





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
33.  OCCUPANCY.

         Tenant reserves the right to establish reasonable rules and regulations with regard to the occupancy and usage of the Demised Premises, which shall be limited to the manner and schedule of maintaining the Building, and Sub-lessee agrees to abide by all such rules and regulations.

34.  SUCCESSORS AND ASSIGNS.

         This Agreement is binding on the parties, their heirs, successors and assigns, except as otherwise provided herein.

35.  ENTIRE AGREEMENT.

         This Sub-Lease Agreement contains the entire agreement between the parties and it may not be changed orally or by any agreement between the parties unless in writing, signed and acknowledged by the parties or their successors.

36.  INVALIDATION OF PARTICULAR PROVISIONS.

         If any term or provision of this Sub-Lease Agreement shall be invalid or unenforceable, the remainder of the Sub-Lease Agreement shall not be affected and shall be valid and enforceable to the extent permitted by law.

37.  NOTICE OF LEASE.

         The parties agree, upon request of either party hereto, to execute a Notice of Lease as described in Connecticut General Statutes Annotated S47-19.

         This Sub-Lease agreement has been executed as follows:
In Witness Whereof:




                                                    TENANT
         -------------------------          FIRST EQUITY DEVELOPMENT, INC.
         -------------------------         By s/Aaron P. Hollander
                                              ------------------------------
                                              Its Managing Director



                                           SUB-LESSEE
         -------------------------
         -------------------------         By s/John A. Marsalis
                                              ------------------------------
                                              Its Chief Financial Officer





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